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                                                                    EXHIBIT 20.2


                      ABIGAIL ADAMS NATIONAL BANCORP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned Stockholder of Abigail Adams National Bancorp. ("AANB") hereby appoints _________________ and ____________________ , and either of them, as lawful attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of AANB which the undersigned is entitled to vote at the Special Meeting of the Stockholders of AANB to be held on _______________, 1997 at 10:00 a.m. local time, or at any adjournment or postponement thereof as follows:

    1. To ratify and approve the Board's approval and adoption of the Agreement and Holding Company Merger and the Issuance of a number of shares, subject to adjustment, of the common stock of AANB (the "Issuance") to holders of the common stock of Ballston Bancorp, Inc. ("Ballston") sufficient to complete AANB's proposed acquisition of Ballston through the merger of Ballston with and into Adams Acquisition Corporation, a wholly-owned subsidiary of AANB.

         [  ] FOR     [  ] AGAINST  [  ] ABSTAIN

     THE BOARD OF DIRECTORS OF AANB UNANIMOUSLY RECOMMENDS A VOTE TO RATIFY AND APPROVE THE BOARD'S APPROVAL AND ADOPTION OF THE AGREEMENT AND HOLDING COMPANY MERGER AND TO APPROVE THE ISSUANCE.

    2. In their discretion to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THIS PROXY. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE APPROVAL AND ADOPTION OF THE AGREEMENT AND THE HOLDING COMPANY MERGER AND THE ISSUANCE IN CONNECTION THEREWITH AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

                                             Dated:_________________, 1997


                                          -----------------------------------
                                          Signature of Owner

                                          -----------------------------------
                                          Additional Signature of Joint Owner

                                          Please sign exactly as your name
                                          appears hereon. If stock is jointly
                                          held, each joint owner should sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian
                                          please give full title as such.